UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2024 ( April 18, 2024)

SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35186		38-1747023
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification Number)

2800 Executive Way	Miramar,	Florida	33025
(Address of Principal Executive)			(Zip Code)
(954) 447-7920
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 18, 2024, Dawn M. Zier, a class I director of Spirit Airlines, Inc. (the "Company"), informed the Company that she will not stand for re-election at the Company's 2024 annual meeting of stockholders (the "Annual Meeting").

Accordingly, and pursuant to the Company's Amended Restated Certificate of Incorporation and Bylaws, the Board resolved to reduce the size of the Board from eight (8) to seven (7) members, effective as of the date of the Annual Meeting.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2024	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel